Exhibit 10.57

AMENDMENT NO. 2 TO THE
ENSCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2004)

       THIS AMENDMENT No. 2, executed this 4th day of November, 2008, and effective the first day of January, 2005, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

       WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the "Original SERP");

       WHEREAS, the name of the Company was changed to ENSCO International Incorporated;

       WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the "ENSCO Supplemental Executive Retirement Plan," and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;

       WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

       WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;

       WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;

       WHEREAS, the American Jobs Creation Act of 2004 (the "AJCA") enacted new section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;

       WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the "2005 SERP"), effective January 1, 2005;

       WHEREAS, the Board of Directors of the Company (the "Board"), upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), approved Amendment No. 1 to the Original SERP, as amended and restated effective as of January 1, 2004, during a regular meeting held on March 10, 2008;

       WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, has approved this Amendment No. 2 to the Original SERP, as amended and restated effective as of January 1, 2004, during a regular meeting held on November 4, 2008; and

       WHEREAS, the Company now desires to adopt this Amendment No. 2 to the Original SERP, as amended and restated effective as of January 1, 2004, in order to facilitate compliance (to the limited extent necessary as provided by this Amendment No. 2) with the final Treasury regulations under section 409A of the Code;

       NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 2 to the Original SERP, as amended and restated effective as of January 1, 2004:

       1.       Section 2.1(h) of the Original SERP is hereby amended to read as follows:

                  (h)     "Benefits" means the aggregate amounts representing the Participant's Automatic Deferrals, if any, Basic Deferrals, Discretionary Deferrals, if any, vested Employer Discretionary Contributions with respect to which the Participant becomes vested before January 1, 2005 under Section 4.4, and vested Matching Contributions with respect to which the Participant becomes vested before January 1, 2005 under Section 4.4, which are credited to the Participant's Account pursuant to Section 4.5, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to Section 7.2. The aggregate amounts representing the Matching Contributions under Section 4.2 and Employer Discretionary Contributions, if any, under Section 4.3, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts, with respect to which the Participant becomes vested after December 31, 2004 under Section 4.4 shall be credited to the Participant's account under and paid to the Participant in accordance with the terms of the ENSCO 2005 Supplemental Executive Retirement Plan (the "2005 SERP") in order for this Plan and the 2005 SERP to comply with the requirements of section 409A of the Code.

       2.     Section 4.5 of the Original SERP is hereby amended to read as follows:

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       4.5   Accounting for Deferred Compensation and other Benefits. The Administrator shall continue to maintain an individual Account under the name of each Participant under this Plan. Each Account shall be adjusted at least quarterly to reflect (i) the earnings credited on and losses allocable to the Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions and Employer Discretionary Contributions pursuant to Section 7.2, and (ii) any payment of amounts attributable to such adjusted Basic Deferrals, Automatic Deferrals, Discretionary Deferrals, Matching Contributions and Employer Discretionary Contributions under this Plan. Each such Account shall be credited with earnings and/or losses computed pursuant to Section 7.2 in the manner specified by Section 7.2. Each such Account shall also be debited at least annually to reflect the Matching Contributions under Section 4.2 and Employer Discretionary Contributions under Section 4.3, plus earnings thereon and losses allocable thereto, if any, attributable to the investment of such amounts, with respect to which the Participant becomes vested after December 31, 2004 under Section 4.4. The amounts specified by the preceding sentence shall be credited to the Participant's account under the 2005 SERP, as defined in Section 2.1(h), at such time as those amounts become vested under Section 4.4, and at such time or times as those amounts are adjusted for the earnings thereon and the losses allocable thereto. In the sole discretion of the Administrator, more than one Account may be established for each Participant to facilitate record keeping convenience and accuracy. Each such Account shall be credited and adjusted as provided in this Plan. Amounts credited to each such Account shall be held with the general assets of the Employer that employs that Participant.

       Establishment and maintenance of a separate Account or Accounts for each Participant shall not be construed as giving any person any interest in assets of the Company or an Employer, or a right to payment other than as provided hereunder. Each Account shall be maintained until all amounts credited to such Account have been distributed in accordance with the terms and provisions of this Plan.

       3.     Section 4.6 of the Original SERP is hereby amended to read as follows:

       4.6   Plan Benefits.  Subject to the vesting provisions of Section 4.4 and the provisions of Article V, the Benefits to which a Participant and, if applicable, his Beneficiary shall be entitled under this Plan shall consist of Deferred Compensation, Matching Contributions with respect to which the Participant becomes vested before January 1, 2005 under Section 4.4 and Employer Discretionary Contributions with respect to which the Participant becomes vested before January 1, 2005 under Section 4.4 credited to such Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to Section 7.2. The aggregate amounts of the Matching Contributions under Section 4.2 and Employer Discretionary Contributions, if any, under Section 4.3, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts, with respect to which the Participant becomes vested after December 31, 2004 under Section 4.4 shall be debited to the Participant's Account and shall be credited to the Participant's account under section 4.5 of the 2005 SERP, as defined in Section 2.1(h), for payment to the Participant under the 2005 SERP in accordance with the terms of the 2005 SERP in order for this Plan and the 2005 SERP to comply with the requirements of section 409A of the Code.

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       4.     The second paragraph of Section 7.1 of the Original SERP is hereby amended to read as follows:

       Notwithstanding the foregoing, in the discretion of the Employer, the Employer's obligations hereunder may be satisfied from a grantor trust established by the Employer, the terms of which shall be substantially similar to the terms of the model trust issued by the Internal Revenue Service in Revenue Procedure 92-64, from an escrow account established at a bank or trust company, or from an insurance contract or contracts owned by the Employer. Except as provided by the next sentence, the assets of any such trust, escrow account and any such insurance policy shall continue for all purposes to be a part of the general funds of the Employer, shall be considered solely a means to assist the Employer to meet its contractual obligations under this Plan and shall not create a funded account or security interest for the benefit of any Participant under this Plan. The assets of the Benefit Reserve Trust established in connection with the adoption of this Plan which are allocable to the amounts (i) debited from the Participants' Accounts pursuant to Section 4.5 to reflect the Matching Contributions under Section 4.2 and Employer Discretionary Contributions under Section 4.3, plus earnings thereon and losses allocable thereto, if any, attributable to the investment of such amounts, with respect to which the Participants become vested after December 31, 2004 under Section 4.4, and (ii) credited to the accounts of the Participants in the 2005 SERP, as described in Section 2.1(h), shall be considered a means to assist the Employer to meet its contractual obligations under the 2005 SERP with respect to those amounts of benefits to be paid under the 2005 SERP. All such assets shall be subject to the claims of the general creditors of the Employer in the event the Employer is Insolvent.

       IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 2 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /s/ Cary A Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
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